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SPINE-TECH, INC.
EXHIBIT 11--STATEMENT RE: COMPUTATION OF INCOME (LOSS) PER SHARE
(unaudited)

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                                                        Three Months Ended            Three Months Ended
                                                             March 31,                    March 31,
                                                    --------------------------------------------------------
                                                       1997            1996          1997           1996
                                                    -----------     ----------    -----------    -----------
PRIMARY INCOME (LOSS) PER SHARE:
  Weighted average shares outstanding                10,011,095      9,706,697     10,011,095     9,706,697

  Net effect of dilutive stock options --
   based on the treasury stock method                 1,316,959             --      1,316,959            --
                                                    -----------     ----------    -----------    -----------
                                                     11,328,054      9,706,697     11,328,054     9,706,697
                                                    -----------     ----------    -----------    -----------
                                                    -----------     ----------    -----------    -----------
   Net income (loss)                                $ 1,189,497     $ (355,004)   $ 1,189,497    $ (355,004)
                                                    -----------     ----------    -----------    -----------
                                                    -----------     ----------    -----------    -----------
   Primary income (loss) per share                  $      0.11     $    (0.04)   $      0.11    $    (0.04)
                                                    -----------     ----------    -----------    -----------
                                                    -----------     ----------    -----------    -----------

FULLY DILUTED INCOME (LOSS) PER SHARE:
   Weighted average shares outstanding               10,011,095      9,706,697     10,011,095     9,706,697

   Net effect of dilutive stock options --
    based on the treasury stock method                1,381,075             --      1,381,075            --
                                                    -----------     ----------    -----------    -----------
                                                     11,392,170      9,706,697     11,392,170     9,706,697
                                                    -----------     ----------    -----------    -----------
                                                    -----------     ----------    -----------    -----------

                                                    -----------     ----------    -----------    -----------
   Net income (loss)                                $ 1,189,497     $ (355,004)   $ 1,189,497    $ (355,004)
                                                    -----------     ----------    -----------    -----------
                                                    -----------     ----------    -----------    -----------
   Income (loss) per share                          $      0.10     $    (0.04)   $      0.10    $    (0.04)
                                                    -----------     ----------    -----------    -----------
                                                    -----------     ----------    -----------    -----------
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